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                                CIGNA FUNDS GROUP

                                 AMENDMENT NO. 5
                                       TO
               SECOND AMENDED AND RESTATED MASTER TRUST AGREEMENT

         AMENDMENT No. 5 to Second Amended and Restated Master Trust Agreement of CIGNA Funds Group, dated July 28, 1998 made this 29th day of April, 2003 by the Trustees hereunder.

                         W  I  T  N  E  S  S  E  T  H

         WHEREAS, the Trustees of CIGNA Funds Group (the "Trust) have the authority under Article I, Section 1.2 of the Second Amended and Restated Master Trust Agreement (the "Master Trust Agreement") to change the location of the principal business office of the Trust; and

         WHERAS, the Trustees have authority, under Article IV, Section 4.1 of the Master Trust Agreement, to designate separate and distinct Sub-Trusts of the Trust and the Trustees desire to redesignate one of its established Sub-Trusts;

         NOW, THEREFORE, the Trustees hereby amend the Master Trust Agreement as follows:

1) The Sub-Trust known as Small Cap Value/Berger(R) Fund is hereby redesignated as Small Cap Value/Perkins, Wolf, McDonnell Fund; and

2) Section 1.2 of the Master Trust Agreement is hereby deleted in its entirety and replaced with the following:

         Section 1.2 Principal Business Office. The principal business office of the Trust shall be located at 2223 Washington Street, 3 Newton Executive Park, Suite 200, Newton, Massachusetts 02462 or at such other location as the Trustees may from time to time determine. In the event that the Trust changes the address of its principal business office, the Trustees shall notify in the appropriate manner the Secretary of The Commonwealth of Massachusetts and the Clerk of the city where the Trust is to be located, as well as any other governmental office where such filing may from time to time be required.

         The undersigned hereby certify that the amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals to this Amendment No. 5 to the Second Amended and Restated Master Trust Agreement, as of the day and year first above written.

Managing Director
TimesSquare Capital Management, Inc.

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280 Trumbull Street, H17C                   /s/ Richard H. Forde
Hartford, CT 06103
                                         ---------------------------------------
                                         Richard H. Forde
Vice President and Treasurer
Kaman Corporation
1332 Blue Hills Avenue                     /s/ Russell H. Jones
Bloomfield, CT 06002
                                         ---------------------------------------
                                         Russell H. Jones

2205 Boston Road
Unit N-128                                 /s/ Paul J. McDonald
Wilbraham, MA 01095-1164
                                         ---------------------------------------
                                         Paul J. McDonald


102 North Beacon Street                    /s/ Marnie W. Mueller
Hartford, CT 06105
                                         ---------------------------------------
                                         Marnie W. Mueller


THE COMMONWEALTH OF MASSACHUSETTS
HAMPDEN COUNTY, City of Springfield

         Then personally appeared the within-named Richard H. Forde, Russell H. Jones, Paul J. McDonald and Marnie W. Mueller, who acknowledged the execution of the foregoing instrument to be their free act and deed, before me, this 29th day of April, 2003.


                               /s/ Patricia Fecke
                          ------------------------------------------------------

                          [Notarial Seal Appears Here]

                           My commission expires:  May 22, 2003

STATE OF CONNECTICUT
HARTFORD COUNTY              ss:  HARTFORD

     Then personally appeared the within-named Richard H. Forde, who acknowledged the execution of the foregoing instrument to be his free act and deed, before me, this 29th day of April, 2003.

                              /s/ Jeffrey S. Winer
                          ------------------------------------------------

                          [Notarial Seal Appears Here]

                          My commission expires:        Jeffrey S. Winer
                                                          Notary Public
                                                Commission Expires June 30, 2003

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